________________________________________________________________

                      SEABOARD CORPORATION
              EXECUTIVE DEFERRED COMPENSATION PLAN
 ________________________________________________________________




                     AS AMENDED AND RESTATED
                    EFFECTIVE JANUARY 1, 2009


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                       SEABOARD CORPORATION
              EXECUTIVE DEFERRED COMPENSATION PLAN



                            ARTICLE I

                  HISTORY, PURPOSE AND EFFECTIVE DATE


     1.01 History and Purpose.

   Seaboard Corporation (the "Company") established the Seaboard Corporation Executive Deferred Compensation Plan (the "Plan") effective January 1, 1999. The primary purpose of the Plan is to provide for the mandatory deferral on a pre-tax basis of salary and bonus payable with respect to a particular Year to certain designated Executives whose Compensation for the Year exceeds the maximum allowable deductible amount of compensation under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and Treasury Regulations thereunder. The Plan is intended to constitute an unfunded "top hat" arrangement under Title I of the Employee Income Retirement Security Act of 1974 (as amended) ("ERISA").

     1.02 Effective Date. The Plan is a nonqualified deferred compensation plan within the meaning of Section 409A of the Code. The Plan was amended and restated effective January 1, 2009 for the purpose of satisfying the requirements of Section 409A of the Code. The Company hereby amends and restates the Plan effective January 1, 2009 for the purpose of complying with final Treasury regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is intended to be an arrangement that is unfunded and maintained primarily for the purpose of providing supplemental retirement income to a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, and the Plan is intended to satisfy the requirements of Section 409A of the Code, and the Plan shall be interpreted and administered accordingly.

                           ARTICLE II

                           DEFINITIONS

     2.01 Account or Account Balance. "Account" or "Account Balance" shall mean with respect to an Executive the sum of his Annual Deferral Amounts and Company Contribution Amounts designated on his behalf, if any, as adjusted for Investment Return, and reduced by distributions hereunder. This Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to an Executive pursuant to this Plan.

     2.02 Annual Deferral Amount. "Annual Deferral Amount" shall mean that portion of an Executive's salary or bonus for a Year which is deferred pursuant to this Plan. In the event of an Executive's Separation from Service prior to the end of a Year, the Annual Deferral Amount

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for such Year shall be the actual  amount, if any, deferred prior to the Executive's Separation from Service.

     2.03 Beneficiary.  "Beneficiary"  shall  mean  the   person,
persons, estate or other legal entity of, or established by, an Executive entitled to receive any benefits under this Plan in the event of the Executive's death.

     2.04 Board. "Board" shall mean the Board of Directors of the Company.

     2.05 Change of Control. "Change of Control" shall mean an event or transaction described below; provided, however, an event or transaction described below will not be a Change of Control for purposes of a payment event under the Plan unless it constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A
(a)(2)(A)(v):

          (a) The acquisition by any unrelated person or entity of more than fifty percent (50%) of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors;

          (b) The sale to an unrelated person or entity of Company assets that have a total gross fair market value of more than eighty-five percent (85%) of the total gross fair market value of all of the assets of the Company immediately prior to such sale;

          (c) The acquisition, whether by reorganization, merger, consolidation, purchase or similar transaction, by any person or entity or more than one person or entity acting as a group of more than 50% of the combined voting power entitled to vote generally in the election of directors of the Company or the entity in which the Company was reorganized, merged or consolidated into;

          (d) The acquisition by any person or entity (other than by any descendant of Otto Bresky, Senior or any trust established primarily for the benefit of any descendant of Otto Bresky, Senior or any other related person or entity) of more than fifty percent (50%) of either the membership interests or the combined voting power of Seaboard Flour, LLC at any time when Seaboard Flour, LLC owns 50% or more of the Company.

     For purposes of determining whether there has been a Change of Control under this Section 2.05, the attribution of ownership rules under Code Section 318(a) shall apply. Also for purposes of determining whether there has been a Change of Control, "Company" means only Seaboard Corporation and any successors to the business of Seaboard Corporation..

     2.06 Code. "Code" shall  mean  the  Internal Revenue Code of
1986,  as   may   be   amended  from  time  to  time,  and  final
Treasury Regulations issued thereunder.

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     2.07 Company.  "Company"  shall  mean  Seaboard  Corporation and, for purposes of all references herein to an Executive's Compensation or his employer's deduction, shall include every member of the Company's affiliated group, as determined under
Section 1504 of the Code.

     2.08 Company Contribution Amount. "Company Contribution Amount" shall mean a nonelective amount credited to an Executive's Account, at any time or times, which may be either a Company Discretionary Contribution or a Company Regular Contribution. A Company Discretionary Contribution is an amount that is credited to an Executive's Account, at any time or times, in the discretion of the Board. A Company Regular Contribution is an amount that is credited to the Account of an Executive with respect to any one or more of an Annual Deferral Amount, a Company Discretionary Contribution, or a portion of the Executive's Compensation, as herein provided.

     2.09 Compensation.  "Compensation" shall mean an Executive's
"applicable  employee  remuneration"   as   defined   in  Section
162(m)(4) of the Code and final Treasury Regulations issued thereunder.

     2.10 Excess Compensation. "Excess Compensation" shall mean the excess of Adjusted Compensation over the maximum amount of compensation determined pursuant to Code Section 401(a)(17) that can be taken into account under the 401(k) plan maintained by Seaboard Corporation for salaried employees for the plan year of such 401(k) plan that ends within the Year Excess Compensation is being determined hereunder. For this purpose, "Adjusted Compensation" shall mean the Executive's Compensation for a Year reduced by (a) reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, and welfare benefits; (b) any amount of taxable income recognized by the Executive upon the exercise of an option under any option plan or program maintained by the Company; and (c) any taxable income recognized by the Executive as a result of a distribution under any nonqualified deferred compensation arrangement (including this Plan), and increased by any elective contributions by the Executive to a plan maintained by the Company and not includable in gross income due to the provisions of Code Sections 125, 401(k) or 132(f).

     2.11 Executive. "Executive" shall mean any member of management or highly compensated employee who is a "covered employee" under Section 162(m)(3) of the Code with respect to any Year, and who is designated by the Board to participate in the Plan for purposes of the mandatory Annual Deferral Amount under
Article III, or for purposes of a Company Discretionary Contribution under Article IV, or both. An Executive who is designated by the Board to participate in the Plan for purposes of the mandatory Annual Deferral Amount shall continue to participate for such purpose each year until the Board designates otherwise or until Executive's Separation from Service. An Executive who is designated by the Board to participate in the Plan for purposes of a Company Discretionary Contribution for a particular Year shall not participate in the Plan for any other purpose except the purpose so designated and shall not participate in the Plan for any other Year except the Year as designated, unless and until a new designation is made by the Board. Executive shall also mean a former Executive for whom an Account is maintained hereunder.

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     2.12 Investment Return.  "Investment Return" shall  mean the amount that is either credited to Executive's Account or deducted from Executive's Account to reflect the positive or negative
return  of  the  investment  measure  or  measures  selected   by
Executive pursuant to Article V.

     2.13 Plan.  "Plan"  shall  mean  the   Seaboard  Corporation
Executive Deferred Compensation Plan, as set forth herein and as amended from time to time.

     2.14 Plan Administrator. "Plan Administrator" shall mean the Company or such person or persons designated by the Company to act in such capacity. No individual who participating hereunder shall have any authority with respect to the administration of the Plan.

     2.15 Related   Company.   "Related    Company"   means   any
corporation  which  is  a  member  of  a   controlled   group  of
corporations (as defined in Code Section 414(b)) that includes the Company or any corporation or other entity with whom the Company is considered a single employer under Code Section 414(c).

     2.16 Separation from Service. "Separation from Service" means the Executive's termination of employment with the Company. Whether a termination of employment has occurred shall be determined based on whether the facts and circumstances indicate the Executive and Company reasonably anticipate that no further services will be performed by the Executive for the Company; provided, however, that an Executive shall be deemed to have a termination of employment if the level of services he or she would perform for the Company after a certain date permanently decreases to no more than twenty percent (20%) of the average level of bona fide services performed for the Company (whether as an employee or independent contractor) over the immediately preceding 36-month period (or the full period of services to the Company if the Executive has been providing services to the Company for less than 36 months). For this purpose, an Executive is not treated as having a Separation from Service while he or she is on a military leave, sick leave, or other bona fide leave of absence, if the period of such leave does not exceed six (6) months, or if longer, so long as the Executive has a right to reemployment with the Company under an applicable statute or by contract. Where used in this Section 2.16, the term Company includes any Related Company.

     2.17 Unforeseeable Emergency. "Unforeseeable Emergency" means an unanticipated emergency that is caused by an event beyond the control of the Executive that would result in severe financial hardship to the Executive resulting from (i) a sudden and unexpected illness or accident of the Executive or a dependent of the Executive, (ii) a loss of the Executive's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Executive, all as determined in the sole discretion of the Plan Administrator.

     2.18 Valuation Date. "Valuation Date" shall mean the last day of each calendar quarter and the date of distribution of any portion of the Executive's Account hereunder and any

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other date determined by the Plan Administrator in its discretion for any reason from time to time.

     2.19 Year.  "Year" shall mean a calendar year.

                           ARTICLE III

                     ANNUAL DEFERRAL AMOUNTS

     3.01 Application  and  Deferral.  The  provisions  of   this
Article III apply to any individual who is designated by the Board as an Executive for purposes of the Annual Deferral Amount. Any such designation will be effective commencing on the first day of the Year following the Year in which the designation is made.

     3.02 Deferral. A portion of such Executive's Compensation will be deferred each Year in accordance with the terms and conditions of this Article III.

     3.03 Amount of Annual Deferral. The amount of an Executive's Compensation which shall be deferred each Year under this Article III shall equal the excess of such Executive's Compensation for any Year (including any bonus that may be paid with respect to such Year in the following Year and that, but for Section 162(m) of the Code, would be deductible by the Company in such current
Year) over one million dollars ($1,000,000) (or such other amount specified in Section 162(m) of the Code).

     3.04 Time  of  Annual  Deferral. Compensation  shall  not be
deferred  in  any  Year  until  the  Executive   has   been  paid
Compensation with respect to such Year equal to or exceeding one million dollars ($1,000,000).

     3.05 Credit to Account. The Annual Deferral Amount shall be credited to Executive's Account at such time or times such amount would have been paid to Executive absent the provisions of this
Article III.

                           ARTICLE IV

                   COMPANY CONTRIBUTION AMOUNT

     4.01 Company Discretionary Contribution. The provisions of this Section 4.01 apply to any individual who is designated as an Executive for a Year for purposes of a Company Discretionary Contribution. The Board may make this designation at any time during the Year. If the Board designates an individual as an Executive for purposes of the Company Discretionary Contribution for a Year, then the Board shall determine in its discretion the amount of the Company Discretionary Contribution and the date of such contribution. The Company Discretionary Contribution shall be credited to the Executive's Account on such date.

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     4.02 Company Regular Contribution.    The provisions of this
Section 4.02 apply to any Executive with respect to a Year for which the Executive has been designated by the Board as an Executive for purposes of the Annual Deferral Amount or the Company Discretionary Contribution, or both. The Company Regular Contribution for a Year with respect to an Executive who has been designated by the Board as an Executive for purposes of the Annual Deferral Amount, or both the Annual Deferral Amount and the Company Discretionary Contribution, shall be the sum of (a) 3% of the Annual Deferral Amount credited to the Executive's Account for such Year, (b) 3% of any Company Discretionary Contribution amount credited to the Executive's Account for such Year, and (c) 3% of the Executive's Excess Compensation. The
Company Regular Contribution for a Year with respect to an Executive who has been designated by the Board as an Executive for purposes of the Company Discretionary Contribution only, shall be 3% of the Company Discretionary Contribution amount credited to the Executive's Account for such Year. Each time an Annual Deferral Amount or a Company Discretionary Contribution amount is credited to an Executive's Account, on that date or as soon as administratively feasible after that date, a Company Regular Contribution will also be credited to the Executive's Account.

                            ARTICLE V

                  ACCOUNT AND INVESTMENT RETURN

     5.01 Investment Return. The Investment Return shall be determined based upon the investment measure or measures selected by the Executive in accordance with procedures established by the Plan Administrator pursuant to Section 5.02. The Executive will be permitted to elect investment measures only from those investment measures made available to the Executive by the Plan Administrator. One investment measure will be an investment vehicle that is deemed to earn a rate of return equal to eight percent (8%). At any time this is the only investment measure then it will apply for purposes of determining the Investment Return, and an election will not be made. Additional investment measures may include a pooled account managed by a professional manager and consisting primarily of equities and fixed income investments in approximate percentages designated, or any other investment measures selected by the Plan Administrator. The Plan Administrator may delete any of the additional investment measures at any time or times and substitute other investment measures.

     5.02 Investment Procedures. The Plan Administrator will establish procedures, which may be changed from time to time, for the selection by Executive of investment measures under this
Article V and for Executive's change of such selection.

     5.03 Valuation  Dates.   As of each Valuation Date the  Plan
Administrator will make the appropriate adjustments to the Executive's Account for the Investment Return.

     5.04 Vesting. The Executive shall be fully vested in his Account at all times.

     5.05 No Actual Investment. The method prescribed herein to determine the Investment Return shall in no way require that the Company make any investment of Company

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assets in any investment nor entitle  the Executive to any rights or interest in any investment held by the Company outright or in trust.

                           ARTICLE VI

                          DISTRIBUTION

     6.01 Amount  of  Benefit.  The  amount  of  an   Executive's
benefit  hereunder  at  a Valuation Date shall be the Executive's
Account Balance.

     6.02 Annual Distribution. During the last month of each Year, and as near as administratively feasible to or on the last day of the Year, the Company shall pay an amount equal to the Executive's Account Balance determined as of such date to the Executive. Notwithstanding the preceding sentence, if as of the date payment is to otherwise be made under the preceding sentence, the Plan Administrator reasonably anticipates that the Company's deduction with respect to such payment to the Executive would be limited or eliminated by the application of Code Section 162(m), then such payment shall not be made except to the extent of a distribution amount that the Plan Administrator reasonably determines will not so limit or eliminate the Company's deduction. Any payment made under this Section 6.02 will be a lump sum payment. The second sentence of this Section 6.02 will not apply with respect to an amount to be paid under the first sentence of this Section 6.02 unless all scheduled payments to the Executive that may then be made under a plan subject to the provisions of Section 409A of the Code and that may be delayed are delayed in accordance with the requirements of Treasury regulation Section 1.409A-2(b)(7)(i).

     6.03 Mandatory Distribution Upon Change of Control. In the event of a Change of Control, the Executive's Account Balance will be distributed by the Company to the Executive in a lump sum payment within 90 days following the occurrence of such Change of Control.

     6.04 Mandatory Distribution Upon Separation from Service. In the event of the Executive's Separation from Service, then unless the Executive's Account Balance is to be distributed earlier under another provision of this Article VI, the Executive's Account Balance will be distributed by the Company to the Executive in a lump sum payment during the 90-day period commencing on the first day of the seventh month following the Executive's Separation from Service.

     6.05 Death Prior to Payment of Benefits. In the event of an Executive's death prior to the payment to the Executive of the Executive's Account Balance, an amount equal to the Executive's Account Balance shall be paid to the Executive's designated Beneficiary in a lump sum payment during the 90-day period commencing on the date of the Executive's death.

     6.06 Distribution Upon Unforeseeable Emergency. If the Plan Administrator determines that an Executive has an Unforeseeable Emergency, then upon the written request of the Executive the Plan Administrator may direct the Company to distribute to the Executive an amount that shall not exceed the amount necessary to satisfy such emergency need plus amounts

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necessary to pay taxes reasonably anticipated as a result of  the distribution, after taking into account the extent to which the such emergency is or may be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Executive's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

                           ARTICLE VII

                           BENEFICIARY

     7.01 Beneficiary Designation. An Executive shall designate a Beneficiary to receive benefits under the Plan on an appropriate form provided by the Plan Administrator. If more than one Beneficiary is named, the share and/or precedence of each Beneficiary shall be indicated. An Executive shall have the right to change the Beneficiary by submitting to the Plan Administrator a new Beneficiary designation form.

     7.02 Proper Beneficiary. If the Plan Administrator has any doubt as to the proper Beneficiary to receive payments hereunder, the Plan Administrator shall have the right to direct the Company to withhold such payments, and the Company may withhold such payments, until the matter is finally adjudicated. However, any payment made by the Company, in good faith and in accordance with this Plan, shall fully discharge the Company from all further obligations with respect to that payment.

     7.03 Minor or Incompetent Beneficiary. In making any payments to or for the benefit of any minor or an incompetent Beneficiary, the Company, in its sole and absolute discretion, may make a distribution to a legal or natural guardian or other relative of a minor or court-appointed representative of such incompetent. Alternatively, it may make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, court-appointed representative, relative or other person shall be a complete discharge to the Company. Neither the Company nor the Plan Administrator shall have any responsibility to see to the proper application of any payments so made.

     7.04 No Beneficiary Designation. If an Executive fails to designate a Beneficiary as provided in Section 7.01 above, or if all designated Beneficiaries predecease the Executive or die prior to complete distribution of the Executive's Account Balance, then the Executive's designated Beneficiary shall be deemed to be his surviving spouse. If the Executive has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the Executive's estate.

                          ARTICLE VIII

                   ADMINISTRATION OF THE PLAN

     8.01 Finality of Determination. Subject to the Plan, the Plan Administrator shall, from time to time, establish rules, forms and procedures for the administration of the Plan. Except as herein otherwise expressly provided, the Plan Administrator shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, and it shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person. The decisions, actions and records of the Plan Administrator shall be conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Plan, and cannot be overruled by a court of law unless arbitrary or capricious.

     8.02 Certificates and Reports. The members of the Board and the officers and directors of the Company shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel, which legal counsel may be counsel for the Company.

     8.03 Indemnification and Exculpation. The Company shall indemnify and hold harmless any person or entity designated to act as the Plan Administrator or its designee and each current and former member of the Board against any and all expenses and liabilities (to the extent not indemnified under any liability insurance contract or other indemnification agreement) which the person incurs on account of any act or failure to act in connection with the good faith administration of the Plan. Expenses against which the Plan Administrator, its designee or a member of the Board shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which the Plan Administrator, its designee or such member of the Board may be entitled as a matter of law, but shall be conditioned upon the person's notifying the Company of the claim of liability within sixty (60) days of the notice of that claim and offering the Company the right to participate in and control the settlement and defense of the claim.

     8.04 Expenses. The expenses of administering the Plan shall be borne by the Company.

     8.05 FICA and Other Taxes. The Company is authorized to withhold from the Executive's Compensation, the Executive's share of FICA and other employment taxes attributable to any Annual Deferral Amount or Company Discretionary Amount in accordance with the Treasury Regulations under Section 3121(v) of the Code.

                           ARTICLE IX

                        CLAIMS PROCEDURE

     9.01 Written Claim.  Benefits  shall  be  paid in accordance
with  the  provisions  of  this  Plan.  The  Executive,   or    a
designated recipient or any other person claiming through the Executive may make a written request for benefits under this Plan.
Any  such  claim   shall   be  mailed  or  delivered  to the Plan
Administrator.  Such   claim   shall   be  reviewed  by  the Plan
Administrator  or  a delegate.

     9.02 Denied Claim. If the claim is denied, in full or in part, the Plan Administrator shall provide a written notice within ninety (90) days setting forth the specific reasons for denial, and any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary, and appropriate information and explanation of the steps to be taken if a review of the denial is desired.

     9.03 Review Procedure. If the claim is denied and a review is desired, the Executive (or Beneficiary) shall notify the Plan Administrator in writing within sixty (60) days after receipt of the written notice of denial. In requesting a review, the Executive or Beneficiary may request a review of pertinent documents with regard to the benefits created under this agreement, may submit any written issues and comments, may request an extension of time for such written submission of issues and comments, and may request that a hearing be held, but the decision to hold a hearing shall be within the sole discretion of the Plan Administrator.

     9.04 Plan Administrator Review. The decision on the review of the denied claim shall be rendered by the Plan Administrator within sixty (60) days after the receipt of the request for review (if no hearing is held) or within sixty (60) days after the hearing if one is held. The decision shall be written and shall state the specific reasons for the decision including reference to specific provisions of this Plan on which the decision is based.

                            ARTICLE X

                 NATURE OF COMPANY'S OBLIGATION

     10.01 Company's Obligation. The Company's obligations under this Plan shall be an unfunded and unsecured promise to pay. The
Company shall not be obligated under any circumstances to fund its obligations under this Plan.

     10.02 Creditor Status. Any assets which the Company may acquire or set aside to help cover its financial liabilities under the Plan are and must remain general assets of the Company subject to the claims of its creditors. Neither the Company nor this Plan gives an Executive or Beneficiary any beneficial ownership interest in any asset of the Company. All rights of ownership in any such assets are and remain in the Company. All Plan Executives and Beneficiaries shall be unsecured general creditors of the Company.

                           ARTICLE XI

                          MISCELLANEOUS

     11.01 Written Notice. Any notice given under the Plan shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Company, such notice shall be addressed to the Plan Administrator at Seaboard Corporation. If notice is to be given to the Executive, such notice shall be sent to the Executive's last known address.

     11.02 Change of Address. Any Executive may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

     11.03 Merger, Consolidation or Acquisition. The Plan shall be binding upon the Company, its assigns, and any successor to the Company which shall succeed to substantially all of its assets and business through merger, acquisition or consolidation, and upon an Executive, a Beneficiary, assigns, heirs, executors and administrators.

     11.04 Amendment and Termination. The Company retains the sole and unilateral right to terminate, amend, modify, or supplement this Plan, in whole or part, at any time. However, no Company action under this right shall reduce the Account of any Executive or Beneficiary (other than a reduction attributable to Investment Return), and no Company action shall accelerate the time of payment of the Executive's Account.

     11.05 Employment. This Plan does not provide a contract of employment between the Company and the Executive, and the Company reserves the right to terminate the Executive's employment for any reason, at any time, notwithstanding the existence of this Plan.

     11.06 Non-transferability. Except insofar as required or prohibited by applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Plan shall be valid or recognized by the Company. Neither the Executive or designated Beneficiary shall have any power to hypothecate, mortgage, commute, modify, or otherwise encumber in advance of any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony, or maintenance, owed by the Executive or Beneficiary, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

     11.07 Tax Withholding. The Company may withhold from a payment any federal, state, or local taxes required by law to be withheld with respect to such payment and such sum as the Company may reasonably estimate as necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such payment.

     11.08 Successors. The provisions of this Plan shall bind the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity

     11.09 Applicable Law. This Plan shall be governed by the laws of the State of Kansas to the extent not pre-empted by federal law.

     11.10 Gender and Number. Wherever the context so requires, masculine pronouns include the feminine and singular words shall include the plural.

     11.11 Titles. Titles of the Articles of this Plan are included for ease of reference only and are not to be used for the purpose of construing any portion or provision of this Plan document.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer on this 22nd day of December, 2008.


                                  SEABOARD CORPORATION

                                  By  /s/ Steven J. Bresky
                                      Steven J. Bresky, President